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                                                                   EXHIBIT 23(e)

               [ROBERT W. BAIRD & CO., INCORPORATED LETTERHEAD]



Robert W. Baird & Co. Incorporated ("Baird") hereby consents to the inclusion in the Joint Proxy Statement/Prospectus of Alliance Bancorp and Southwest Bancshares, Inc. as a part of this Registration Statement on Form S-4 of Alliance Bancorp, of its opinion regarding the acquisition of Southwest Bancshares, Inc. by Alliance Bancorp), and to the references made to Baird in the sections of such Proxy Statement/Prospectus entitled "The Merger - Background of the Merger, "The Merger--Reasons for the Merger" and "Opinion of Southwest Bancshares' Financial Advisor". In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



                         ROBERT W. BAIRD & CO. INCORPORATED


                         By: /s/ Robert W. Baird & Co. Incorporated
                             --------------------------------------


May 4, 1998